Exhibit 10.26
Clawback and Forfeiture Policy

The Clawback and Forfeiture Policy (the “Policy”) of Coeur Mining, Inc. (the “Company”) shall apply in the following events:

Accounting Restatements

In the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the securities laws, the Board of Directors of the Company (the “Board”) or an appropriate committee or committees of the Board, as may be designated by the Board to administer the Policy (the Board of the applicable committee(s) thereof, as applicable, the “Administrator”), shall review any Covered Compensation received by an Executive (as defined below) during the three completed (3) fiscal year period immediately preceding the date on which the Company was required to prepare the accounting restatement, and any transition period of less than nine months that is within or immediately following such three fiscal years. If the amount of any such Covered Compensation received by an Executive would have been lower had it been calculated and determined based on such restated results, the Administrator shall require the reimbursement (on a pre-tax basis) of the full amount of the excess portion of such Covered Compensation (a “Restatement Clawback”).

For purposes of the Policy:

•An “accounting restatement” includes any required accounting restatement to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

•“Covered Compensation” shall mean any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a person (i) on or after December 1, 2023 and after the person began service as an Executive, and (ii) who served as an Executive at any time during the performance period for the Covered Compensation. A financial reporting measure is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based in whole or in part on the Company’s stock price or total shareholder return.

•“Executive” shall mean any current or former officer of the Company who is (or was) subject to Section 16 of the Securities Exchange Act of 1934, as amended.

•A “financial reporting measure” includes any measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements (and any measures that are derived wholly or in part from those measures), including GAAP and non- GAAP measures, as well as stock price and total shareholder return (TSR).

•An Executive is deemed to have “received” Covered Compensation on the date that the applicable performance measure is satisfied or attained (even if the grant of compensation occurs after such date or compensation remains subject to additional service vesting conditions), regardless of when such Covered Compensation is granted, vested or paid.

•The Company will be deemed to have been “required” to prepare an accounting restatement on the date that is the earlier of (i) the date the Board or any committee thereof or any officers of the Company authorized to take such action concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws or other similar applicable laws, regulations or listing standards or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement.

For the avoidance of doubt, if the conditions necessary to trigger an accounting restatement under the Policy exist, the Administrator is required to seek reimbursement of the applicable amount of Covered Compensation under the Policy, without giving consideration to any mitigating circumstances, including the relative culpability, if any, of the impacted Executive(s) in the events that gave rise to the triggering accounting restatement. Notwithstanding the foregoing, if in connection with any clawback effort: (i) after making a reasonable attempt to recover excess Covered Compensation, the Administrator reasonably determines that the direct expense paid to a third party to recover such excess Covered Compensation would exceed the amount of the Covered Compensation to be recovered and, therefore, that recovery is impracticable, or (ii) the recovery of the Covered Compensation would cause the Company’s tax qualified retirement plan to fail to meet the requirements of Internal Revenue Code Section 401(a)(13), then in each case, the Administrator will not be required to seek recovery hereunder.

The Policy shall apply to any Covered Compensation received by an Executive from and after the date of adoption of the Policy (regardless of the date on which such Covered Compensation was first granted or awarded to an Executive).

Misconduct

In the event that the Compensation and Leadership Development Committee (the “Committee”) of the Board, or the full Board with respect to the Chief Executive Officer, determines, in its sole discretion, that any current or former employee of the Company or any of its subsidiaries who participates in any incentive compensation plan or program maintained by the Company or any subsidiaries, including any current or former corporate officer has engaged in Misconduct (a “Misconduct Determination”), the Committee or the Board, as applicable, will review all (i) incentive awards and payments that were made to such employee during the Clawback Period, (ii) equity awards granted to such employee that vested during the Clawback Period, and (iii) equity awards granted to such employee that are unvested as of the date of the Misconduct Determination, and may, in its reasonable discretion, require the reimbursement (on a pre- or post-tax basis, as applicable, in the Committee’s or the Board’s, as applicable, sole discretion) of all or any portion of any such compensation (a “Misconduct Clawback”).

For purposes of the Policy:

•“Misconduct” shall mean (i) fraud, misrepresentation, theft or embezzlement, (ii) a criminal act, whether or not in the workplace, that constitutes a felony, (iii) any action or inaction (including in a supervisory role) that causes the Company significant reputational or financial harm, (iv) the willful and material breach of Company policies and procedures, including obligations under the Company’s Code of Business Conduct and Ethics, or (v) willful misconduct that results in a termination for “Cause” (as such term is defined in the Company’s 2018 Long-Term Incentive Plan).

•“Clawback Period” shall mean the three year period preceding the date of the Misconduct Determination.

General

In the event of a Restatement Clawback or a Misconduct Clawback, recoupment to the Company shall include, but not be limited to, reimbursement of any cash-based incentive compensation (bonuses) paid to the employee, cancellation of vested and unvested restricted stock awards or restricted stock unit awards, stock options and stock appreciation rights, and reimbursement of any gains realized on the sale of released stock awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares, and by legal process asserting a claim for repayment. In addition, the Administrator may take such other action to enforce an employee’s obligations to the Company under the Policy as it may deem appropriate in view of all the facts surrounding the particular case, including in the event of a Misconduct Clawback only, reducing future compensation.

Any right of recoupment or recovery pursuant to the Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any other policy, any employment agreement or plan or award terms, and any other legal remedies available to the Company.

Except as expressly provided herein, any determination of the Administrator with respect to the application and operation of the Policy shall be conclusive and binding on the Company and the relevant Executive.

The Policy is intended to comply with, and, as applicable, to be administered and interpreted consistent with Listing Standard 303A.14 adopted by the New York Stock Exchange to implement Rule 10D-1 under the Securities Exchange Act of 1934, as amended.Clawback and Forfeiture Policy